UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2014 (January 31, 2014)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by Memorial Production Partners LP (the “Partnership”) on February 3, 2014 (the “Form 8-K”) in connection with the January 31, 2014 appointment of William J. Scarff to serve as President of Memorial Production Partners GP LLC. This Amendment No. 1 is filed to include information required by Item 404(a) of Regulation S-K with respect to Mr. Scarff pursuant to Item 5.02(d)(4) of Form 8-K.

For convenience and ease of reference, the Partnership is filing this Amendment No. 1 to amend and restate in its entirety Item 5.02 of the Form 8-K. Unless otherwise stated, all information contained in this Amendment No. 1 is as of February 3, 2014, the filing date of the Form 8-K. Except as stated herein, this Amendment No. 1 does not modify or update any other information contained in the Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, Memorial Production Partners LP (the “Partnership”) announced that the Board of Directors of Memorial Production Partners GP LLC (the “Company”), the general partner of the Partnership, appointed William J. Scarff to serve as President of the Company effective January 31, 2014. John A. Weinzierl resigned as President of the Company effective January 31, 2014. Mr. Weinzierl will continue to serve as Chief Executive Officer and Chairman of the Company.

Since 2000, Mr. Scarff, who is 58, has served as president and chief executive officer of several private exploration and production companies sponsored by Natural Gas Partners (“NGP”). Three NGP funds control Memorial Resource Development LLC, which controls the Company. From October 2010 until his appointment to serve as President of the Company, Mr. Scarff was president and chief executive officer of Propel Energy, LLC (“Propel”). Prior to that, he was president and chief executive officer of Seismic Ventures, Inc. from 2006 to 2009. From 2005 to 2014, Mr. Scarff was president and chief executive officer of Proton Operating Company, LLC and from 1999 to 2005, he was president and chief executive officer of Proton Energy, LLC and its affiliates. From 1978 to 1999, Mr. Scarff held a variety of positions of increasing responsibility in Marathon Oil Company, Anadarko Production Company, Burlington Resources, Texas Meridian Resource Corporation and Hilcorp Energy Company.

The Company has not entered into any material contract, plan or arrangement with Mr. Scarff and has not made any grants or awards to Mr. Scarff in connection with his appointment. Mr. Scarff does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company, and there are no arrangements or understandings between Mr. Scarff and any other person pursuant to which Mr. Scarff was appointed to serve as President of the Company.

On October 1, 2013, the Partnership purchased certain oil and natural gas properties from Propel pursuant to that certain Purchase and Sale Agreement between Memorial Production Operating LLC, the Partnership’s wholly-owned subsidiary, and Propel. The consideration paid by the Partnership to Propel for the assets was approximately $80 million. At the time of the transaction, Mr. Scarff was president and chief executive officer of Propel. Mr. Scarff’s indirect interest in the transaction was approximately $1,016,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: May 5, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary